UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 10, 2017

ICON ECI Fund Fifteen, L.P.
 (Exact Name of Registrant as Specified in Charter)

Delaware	000-54604	27-3525849
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor New York, New York 10016
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure

On or about January 11, 2017, ICON Capital, LLC, the Investment Manager of the Registrant, will notify the registered representatives of the limited partners of the Registrant that the Registrant's distribution rate will change effective February 2017 and that it will notify the Registrant's limited partners of this change in distribution rate via letter to the Registrant's limited partners on January 20, 2017.  A copy of the notice to the registered representatives of the limited partners, which includes a draft of the letter to the limited partners, is attached as Exhibit 99.1.

The information in this Report is provided under Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Item 9.01    Financial Statements and Exhibits

(d) The following exhibit is furnished herewith:

99.1    Notice to the registered representatives of the limited partners, which includes a draft of the letter to the limited partners of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON ECI FUND FIFTEEN, L.P.
By: ICON GP 15, LLC, its General Partner

Dated: January 10, 2017	By: /s/ Michael A. Reisner
Michael A. Reisner
Co-President and Co-Chief Executive Officer